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                                                                   EXHIBIT 10.78


                                SUBSCRIPTION NOTE

$______________
                                                          Minneapolis, Minnesota
                                                                   July __, 2001


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE ABOVE.

     FOR VALUE RECEIVED, United Shipping & Technology, Inc., a Utah corporation, (the "Company"), promises to pay to the order of ____________________ (together, the "Holder"), at Holder's address specified in the Subscription Note Agreement of even date, or at such other place as Holder may designate in writing from time to time, the principal sum of ____________________ dollars ($__________), in lawful money of the United States. Unless converted pursuant to Section 3 hereof, all outstanding principal on this Note shall be due and payable on ------------, ----.

     1. Subscription Note Purchase Agreement. This Note has been issued pursuant to and is subject to the terms and provisions of a Subscription Note Purchase Agreement (the "Agreement"), dated as of the date hereof, between the Company and the Holder, and this Note and the Holder are entitled to all the benefits provided for in the Agreement. The provisions of the Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

     2. Conversion. Prior to payment of the principal amount of this Note by the Company, this Note may be converted as follows:

          (a) Automatic Conversion. Subject to the Company having obtained the approval of its shareholders pursuant to Section 2 of the Agreement, and the contingencies have been fulfilled pursuant to Section 3 of the Agreement, all of the principal balance of this Note shall be converted into shares of the Company's Series F Convertible Preferred Stock ("Conversion Shares"). The Company shall notify the Holder when such shareholder approval has been obtained, when the contingencies have been obtained, and of the automatic conversion into the Conversion Shares. Following the issuance of the Conversion Shares, this Note shall be deemed satisfied.

          (b) Conversion Procedure. Upon receipt of a conversion notice from the Company, Holder shall surrender this Note against delivery of the Conversion Shares. The number of shares issuable upon conversion shall be equal to the quotient of the amount converted divided by the Conversion Price. As promptly as possible thereafter, the Company shall issue and deliver to the Holder a certificate representing the number of Conversion Shares into which this Note has been converted. Thereupon, this Note, or the portion hereof converted, shall be deemed to have been satisfied and discharged, and the Conversion Shares into which this Note shall be so converted shall be fully paid and nonassessable shares. In the event a conversion results in the issuance of a fractional share, the Holder shall receive, in lieu thereof, cash payment based upon the Conversion Price. If less than the entire principal balance of this Note is converted, the Company shall deliver to the Holder a new Note of like tenor for the unconverted principal balance.
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          (c) Conversion Price. The Conversion Price shall be $.55 per share.

          (d) Adjustments. The Conversion Price and the number of shares into which the Note may be converted shall be appropriately adjusted to reflect any stock split, stock dividend, merger, reorganization, or similar action affecting the outstanding stock of the Company.

     3. Payment of Interest. This Note shall not bear any Interest.

     4. Investment Intent. Neither this Note, the Common Stock of the Company nor the Conversion Shares have been registered under the Securities Act of 1933, as a amended (the "Securities Act"), or under applicable state securities laws. Other than pursuant to registration under federal and any applicable state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, neither this Note nor any Conversion Shares may be sold, pledged, or otherwise disposed of unless the Company has received from the transferee hereof such representations and agreements as the Company shall determine in its sole discretion may be necessary to permit such transfer, and the Company shall determine that such transfer will not violate applicable securities laws. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note or any Conversion Shares of the Holder's intention to do so, describing the manner of any proposed transfer. Within 30 days after receiving written notice, the Company shall notify the Holder as to whether such transfer may be effected and of the conditions to any such transfer.

     5. Notices. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; or by courier, in the case of the Company, to its corporate headquarters at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, and in the case of the Holder, addressed to the address provided in the Agreement.

     6. Miscellaneous. This Note shall be governed by the law of the State of Minnesota, without application of conflicts of law principles. This Note shall be binding upon, and enforceable in accordance with its terms against, the Company and its successors and assigns.

     7. Severability. If at the time of enforcement of this Note, a Court shall hold that any provision or rate or term stated herein is unreasonable under the circumstances then existing, the Company agrees that a provision deemed reasonable by the Court shall be substituted for such provision or rate or term and the Court shall be allowed to so revise such provision.

     8. Subordination. NOTE: any capitalized terms used in this Section and not otherwise defined in this Note shall have the meaning set forth in the Senior Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all indebtedness evidenced by this Note shall be subordinate and junior to the Senior Debt. The Company shall not make and the Holder shall not be permitted to ask, demand, sue for or receive, by setoff, or otherwise, any payment hereunder; provided, that so long as no Event of Default (as defined in the Senior Credit Agreement) exists or would be caused thereby, the Company may pay and the Holder may receive, regularly scheduled interest payments pursuant to this Note. After the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company payable or distributable to the holders of Senior Debt, until this Note shall be paid in full, and as between the Company and the Holder, any such payment by virtue of the subrogation herein provided for shall be deemed to be a payment by the Company on account of this Note. No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.


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     In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to the creditors of the Company or readjustment of the obligations and indebtedness of the Company, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the indebtedness evidenced by this Note, or the application of the assets of the Company to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of the Company's business, or upon the sale of all or substantially all of the Company's assets, then, and in any such event (i) the Lenders shall be entitled to receive payment in full of any and all of the Senior Debt then owing prior to the payment of all or any part of the indebtedness evidenced by this Note, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the indebtedness evidenced by this Note shall be paid or delivered directly to Agent, for the benefit of itself and the Lenders, for application on any of the Senior Debt, due or not due, until such Senior Debt shall have first been fully paid and satisfied. In order to enable Agent to enforce its rights hereunder in any of the aforesaid actions or proceedings, Agent is hereby irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of the Holder such proofs of claim against the Company on account of the indebtedness evidenced by this Note as Agent may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt. the Holder irrevocably authorizes and empowers Agent, for the benefit of itself and the Lenders, to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefor and to file claims and take such other actions, in Agent's own name or in the name of the Holder or otherwise, as Agent may deem necessary or advisable for the enforcement of this Note; and the Holder will execute and deliver to Agent, for the benefit of itself and the Lenders, such powers of attorney, assignments and other instruments or documents, including notes (together with such assignments or endorsements as Agent shall deem necessary) as may be requested by Agent in order to enable Agent to enforce any and all claims upon or with respect to any or all of the indebtedness evidenced by this Note and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the indebtedness evidenced by this Note, all for Agent's own benefit. Following payment in full of the Senior Debt, the Lenders will remit to the Holder, to the extent of each of its interests therein, all dividends or other payments or distributions paid to and held by it in excess of the Senior Debt.

     Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Holder which is required to be paid to Agent, for the benefit of itself and the Lenders, under the terms hereof, the Holder will forthwith deliver the same to Agent, for the benefit of itself and the Lenders, in precisely the form received (except for the endorsement without recourse or the assignment without recourse of the Holder where necessary) and, until so delivered, the same shall be held in trust by the Holder as the property of the Agent, for the benefit of itself and the Lenders.

     The provisions of this Note are for the benefit of Agent and Lenders and may be enforced directly by such entities against the Holder. The Holder acknowledges and agrees, by acceptance hereof, that Agent and Lenders have relied upon and will continue to rely upon the subordination provided for herein in making the extensions of credit to the Company. The Holder hereby waives notice of or proof of reliance hereon.

     The holders of Senior Debt may at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided herein or the obligations hereunder of the Holder to such holders (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Debt, or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Debt or any instrument evidencing the same (including, without limitation, the Senior Credit Agreement), (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time


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pledged, assigned or mortgaged to secure or otherwise securing, Senior Debt, or amend or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Debt, (iii) exercise or refrain from exercising any rights against the Company and any other person, and (iv) apply any sums from time to time received to the Senior Debt.

     The provisions of this Section shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Credit Agreement or Senior Debt, or (ii) any other circumstances that might otherwise constitute a defense available to, or a discharge of Holder.

     The subordination provisions contained in this Section are solely for the benefit of the holders of Senior Debt and may not be rescinded, canceled, amended or modified in any way without the prior written consent thereto of such holders.

     The provisions of this Section shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     9. Definitions. When used herein the following terms shall have the following meanings:

     "Senior Debt" shall mean all amounts due and payable under the Senior Credit Agreement and any guaranty thereof, whether outstanding as of the date of this Note or incurred after this Note, including, without limitation, all principal, interest, prepayment premiums, fees and expenses incurred under the Senior Credit Agreement and any guaranty thereof. Without limiting the foregoing, Senior Debt includes interest accruing after the commencement of bankruptcy proceedings by or against The Company, regardless of whether allowed by the court.

     "Senior Credit Agreement" shall mean the Credit Agreement dated as of September 24, 1999, among Velocity Express, Inc. f/k/a UST Delivery Systems, Inc., General Electric Capital Corporation, as a lender and as agent ("Agent") for certain other lenders (collectively, the "Lenders"), and the other Credit Parties signatory thereto, and all renewals, extensions, refinancings, refundings, amendments and modification thereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer; on the day and year first above written.


                                       United Shipping & Technology, Inc.



                                       By:
                                           -------------------------------------
                                           Chief Executive Officer


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